                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                         -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2000


                               ITC/\DELTACOM, INC.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                            0-23253                        58-2301135
(State or Other Jurisdiction of        (Commission File Number)              (IRS Employer
        Incorporation)                                                     Identification No.)



                  1791 O.G. Skinner Drive
                  West Point, Georgia                      31833
           (Address of Principal Executive Offices)      (ZIP Code)



Registrant's telephone number, including area code:  (706) 385-8000


                                 Not applicable
               -------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

          ITC/\DeltaCom, Inc. has reached a settlement with BellSouth of ITC/\DeltaCom's long-standing dispute over BellSouth's payment of reciprocal compensation for local calls placed by customers of BellSouth and terminated to customers of ITC/\DeltaCom, including calls terminated to ITC/\DeltaCom's Internet service provider customers. The agreement provides for the settlement of all amounts claimed by ITC/\DeltaCom to be due for past reciprocal compensation at rates consistent with or in excess of amounts previously recognized by ITC/\DeltaCom as revenue, as well as establishes rates for all reciprocal compensation traffic on ITC/\DeltaCom's network for the balance of 2000, for 2001 and for 2002. The terms of the settlement agreement are not subject to modification by changes in law or subsequent FCC, court, or state commission decisions.

          The agreement also resolves compensation issues related to Multiple Tandem Access and compensation for local interconnection trunks and facilities, which will assist ITC/\DeltaCom in expediting the closure of current interconnection agreement arbitrations related to those issues.

          The settlement agreement provides for a cash payment of approximately $53 million to be made by BellSouth on or before October 9, 2000. This payment will represent payment for reciprocal compensation amounts previously billed to BellSouth and for estimated reciprocal compensation billings for 2001. The portion of the payment related to 2001 is subject to reconciliation procedures beginning in July 2001 to determine whether the expected reciprocal compensation traffic amounts upon which the prepayment is computed have been realized.

          The settlement agreement also provides for the prepayment by BellSouth of an additional amount to ITC/\DeltaCom in December 2001 related to expected reciprocal compensation traffic levels in 2002. This additional amount also will be subject to reconciliation procedures based upon the actual amount of reciprocal compensation traffic during 2002.

          In addition, ITC/\DeltaCom has agreed to cap its reciprocal compensation received from BellSouth at $27.5 million in 2001 and $29.5 million in 2002. BellSouth and ITC/\DeltaCom have agreed to bill each other $.00175 per minute of use during 2001 and $.0015 per minute of use during 2002.

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          ITC/\DeltaCom anticipates that this settlement agreement will result in the recognition by ITC/\DeltaCom of a net benefit of approximately $12 million in the third quarter of 2000 of previously unrecorded amounts related to 1999 and other prior periods. The settlement will also eliminate any outstanding receivables related to 2000 amounts which have been recognized by ITC/\DeltaCom at $.002 per minute of use. No adjustments will be required for amounts previously recorded in 2000.

          Attached as Exhibit 99 to this Current Report on Form 8-K is the text of ITC/\DeltaCom's October 2, 2000 press release relating to this matter, which is incorporated by reference in this Item 5.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)  Exhibits.

             99.    Press Release, dated October 2, 2000.

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

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ITC/\DELTACOM, INC.


Date:   October 2, 2000         /s/ J. Thomas Mullis
                                -----------------------
                                J. Thomas Mullis
                                Senior Vice President - General Counsel,
                                Secretary

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